AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 28th day of June, 2010, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its series of the trust, the ActivePassive Funds, and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement; and

WHEREAS, the parties desire to amend the fees of the series of the Trust; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree:

Exhibit R is hereby superseded and replaced with Exhibit R attached hereto

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit R to the separate series of Advisors Series Trust Fund Accounting Agreement

Name of Series	Date Added
ActivePassive Large Cap Growth Fund	on or after 12/31/2007
ActivePassive Large Cap Value Fund	on or after 12/31/2007
ActivePassive Small/Mid Cap Growth Fund	on or after 12/31/2007
ActivePassive Small/Mid Cap Value Fund	on or after 12/31/2007
ActivePassive International Equity Fund	on or after 12/31/2007
ActivePassive Emerging Markets Equity Fund	on or after 12/31/2007
ActivePassive Global Bond Fund	on or after 12/31/2007
ActivePassive Intermediate Taxable Bond Fund	on or after 12/31/2007
ActivePassive Intermediate Municipal Bond Fund	on or after 12/31/2007

Exhibit R (continued) to the Separate Series of Advisors Series Trust
 Fund Accounting Servicing Agreement
For the services rendered by U.S. Bancorp Fund Services, LLC under this Agreement, the Fund(s) listed herein shall pay U.S. Bank compensation as set forth in the Fee Schedule below:
ActivePassive Funds FUND ACCOUNTING SERVICES - FEE SCHEDULE at July 1, 2010
Annual Fund Accounting Fee*
Annual Fee Based Upon Total Assets of Fund Complex*
$[ ] on the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis point on the balance above $[ ] billion

Annual Minimum Fee Per Fund*
$[ ] per domestic/international fund + $[ ] per additional class (if required). For the two year period July 1, 2010 through June 30, 2012, the maximum fee charged will be $[ ] per fund. If complex assets exceed $[ ] million during this period, the maximum fee charged will be $[ ] per fund.
After June 30, 2012, the fees revert to the annual fees listed above.

Multiple Manager Reporting (if required)*
Additional base fee of $[ ] per fund per year for up to [ ] sub-advisors per fund (waived during the two year period from July 1, 2010 to June 30, 2012).
Plus Out-Of-Pocket Expenses – Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.
• Pricing Services
• $[ ]  Domestic and Canadian Equities
• $[ ]  Options
• $[ ]  Corp/Gov/Agency Bonds
• $[ ]  CMO's
• $[ ]  International Equities and Bonds
• $[ ]  Municipal Bonds
• $[ ]  Money Market Instruments
• $[ ] /fund/month - Mutual Fund Pricing
• $[ ] /Security/Month Corporate Actions for foreign securities
• $[ ] /month Manual Security Pricing (>[ ]/day)
• Factor Services (BondBuyer)
• $[ ] /CMO/month
• $[ ]  /Mortgage Backed/month
• $[ ] /month Minimum Per Fund Group
• Fair Value Services (FT Interactive)
• $[ ] on the first [ ] securities per day
• $[ ] on the balance of securities per day

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
FundQuest Incorporated

By:  /s/ Timothy J. Clift

Printed Name:  Timothy J. Clift

Title:  CIO         Date:  8/10/2010